Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-202364 on Form S-8 of our report dated June 22, 2017, relating to the financial statements and financial statement schedule of the Dominion Transmission and Hope Gas Union Savings Plan, appearing in this Annual Report on Form 11-K of the Dominion Transmission and Hope Gas Union Savings Plan for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Richmond, Virginia

June 22, 2017